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                                                                      EXHIBIT 21


                SUBSIDIARIES OF NEWBRIDGE NETWORKS CORPORATION

The names of certain other subsidiaries, which considered in the aggregate would not constitute a significant subsidiary, have been omitted.

                                                            Jurisdiction
Name of                                                     of Incorporation
Subsidiary                                                  or Organization
----------                                                  ---------------
Newbridge Networks Inc.                                     Delaware
Newbridge Networks Limited                                  England and Wales
Newbridge Networks Services SL                              United Kingdom
Newbridge Networks (Asia) Limited                           Hong Kong
Transistemas S.A.                                           Argentina
Newbridge Networks Telecomunicacoes Ltda.                   Brazil
Newbridge Networks de Mexico, S.A. de C.V.                  Mexico
Newbridge Networks S.A.                                     France
Newbridge Networks (Middle East) WLL                        Bahrain
Nihon Newbridge Networks Corporation                        Japan
Newbridge Networks (Australia) Pty. Ltd                     Australia
Newbridge Networks Korea Ltd.                               Korea
Newbridge Networks Venezuela, S.A.                          Venezuela
Newbridge Networks GmbH                                     Germany
Newbridge Networks Ireland                                  Ireland
Newbridge Networks (Pty) Ltd                                South Africa
Newbridge (Barbados) Corporation                            Barbados
Newbridge Networks S.p.A.                                   Italy
Newbridge Networks GmbH (Austria)                           Austria
Coasin Chile S.A.                                           Chile
Acacia Limited                                              Barbados
Newbridge Networks (APL) L. BHD                             Malaysia
Newbridge Networks SDN. BHD.                                Malaysia
Newbridge Networks A/S                                      Denmark
Newbridge Networks AB                                       Sweden
Newbridge Networks S.L.                                     Spain
Newbridge Networks Benelux S.A.                             Belgium
Newbridge Networks B.V.                                     Netherlands

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